Exhibit 99

Snap-on Announces Fourth Quarter and Full Year 2014 Results

Diluted EPS of $1.97 for the quarter increases 23.1%;

Operating earnings before financial services of 16.9% of sales in the quarter improves 140 basis points;

Organic sales up 9.8% in the quarter

KENOSHA, Wis.--(BUSINESS WIRE)--February 5, 2015--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced 2014 operating results for the fourth quarter and full year.

  Sales of $857.4 million in the quarter increased $59.9 million, or 7.5%, from 2013 levels; excluding $21.5 million of unfavorable foreign currency translation and $5.7 million of acquisition-related sales, organic sales increased 9.8%.
  Operating earnings before financial services of $145.2 million in the quarter improved to 16.9% of sales as compared to $123.6 million, or 15.5% of sales, last year.
  Financial services operating earnings in the quarter were $42.2 million on revenues of $59.4 million; originations of $232.2 million in the quarter increased $34.6 million from 2013 levels.
  Consolidated operating earnings of $187.4 million in the quarter improved to 20.4% of revenues (net sales plus financial services revenue) as compared to $156.6 million, or 18.5% of revenues, last year.
  The effective income tax rate was 32.1% in the fourth quarters of both 2014 and 2013.
  Fourth quarter 2014 net earnings of $116.2 million, or $1.97 per diluted share, compared to net earnings of $94.5 million, or $1.60 per diluted share, a year ago.
  Full year 2014 sales of $3,277.7 million increased 7.2% from 2013 levels; excluding $37.0 million of acquisition-related sales and $25.3 million of unfavorable foreign currency translation, organic sales increased 6.9%. Full year 2014 net earnings of $421.9 million, or $7.14 per diluted share, compared to net earnings of $350.3 million, or $5.93 per diluted share, last year.

“Our fourth quarter results, including a 9.8% organic increase in net sales, a 140 basis point improvement in operating margin before financial services, and a 23.1% gain in diluted earnings per share, represent an encouraging finish to 2014,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “For the full year, despite headwinds, we achieved a 6.9% growth in organic sales and a 20.4% increase in diluted earnings per share, once again confirming the strength of Snap-on’s value proposition to make work easier for serious professionals performing critical tasks in workplaces of consequence. In 2015, we believe we will continue to reach more and more of these professionals by advancing further along each of our runways for coherent growth while, at the same time, making ongoing operating progress through our Snap-on Value Creation Processes in the areas of safety, quality, customer connection, innovation and rapid continuous improvement. As always, I thank our franchisees and associates for their significant contributions to our team. Without their capability and commitment, these results would not have been possible.”

Segment Results

Commercial & Industrial Group segment sales of $298.2 million in the quarter increased $15.0 million, or 5.3%, from 2013 levels. Excluding $11.9 million of unfavorable foreign currency translation, organic sales increased $26.9 million, or 9.9%, primarily due to higher volume with customers in critical industries, as well as increased sales in the segment’s European-based hand tools and Asia/Pacific operations.

Operating earnings of $40.5 million in the period increased $3.4 million from 2013 levels, and the operating margin (operating earnings as a percentage of segment sales) of 13.6% improved 50 basis points from 13.1% a year ago.

Snap-on Tools Group segment sales of $387.5 million in the quarter rose $36.4 million, or 10.4%, from 2013 levels, reflecting sales increases in both the company’s U.S. and international franchise operations. Excluding $4.5 million of unfavorable foreign currency translation, organic sales increased 11.8%.

Operating earnings of $63.9 million in the period increased $12.9 million from 2013 levels, and the operating margin of 16.5% improved 200 basis points from 14.5% a year ago.

Repair Systems & Information Group segment sales of $282.8 million in the quarter increased $18.2 million, or 6.9%, from 2013 levels. Excluding $5.7 million of acquisition-related sales and $5.5 million of unfavorable foreign currency translation, organic sales increased $18.0 million, or 6.9%, primarily due to higher sales of undercar equipment, increased sales to OEM dealerships, and higher sales of diagnostic and repair information products to independent repair shop owners and managers.

Operating earnings of $65.2 million in the fourth quarter of 2014 increased $4.4 million from 2013 levels, and the operating margin of 23.1% improved 10 basis points from 23.0% a year ago.

Financial Services operating earnings of $42.2 million on revenue of $59.4 million in the quarter, compared to operating earnings of $33.0 million on revenue of $47.4 million a year ago.

Corporate expenses of $24.4 million in the quarter compared to expenses of $25.3 million last year.

Outlook

In 2015, Snap-on expects to make continued progress along its defined runways for coherent growth, leveraging capabilities already demonstrated in the automotive repair arena and developing and expanding its professional customer base, not only in automotive repair, but in adjacent markets, additional geographies and other areas, including in critical industries, where the cost and penalties for failure can be high. Through continued deployment of its Snap-on Value Creation Processes, Snap-on also anticipates making further progress in 2015 in the areas of safety, quality, customer connection, innovation and rapid continuous improvement. In pursuit of these initiatives, Snap-on expects that capital expenditures in 2015 will be in a range of $80 million to $90 million. Snap-on also anticipates that its full year 2015 effective income tax rate will be at or below its 2014 full year rate.

Conference Call and Webcast on February 5, 2015, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, February 5, 2015, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit http://www.snapon.com/sna and click on the link to the webcast. The slide presentation accompanying the call can be accessed under the Downloads tab in the webcast viewer, as well as on the Snap-on website under the tabs Investor Information / Investor Events / Company Presentations.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs to facilitate the sales of its products. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $3.3 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release may contain statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Fourth Quarter		Full Year
	2014	2013	2014	2013

Net sales	$857.4	$797.5	$3,277.7	$3,056.5
Cost of goods sold	(446.1)	(419.0)	(1,693.4)	(1,583.6)
Gross profit	411.3	378.5	1,584.3	1,472.9
Operating expenses	(266.1)	(254.9)	(1,048.7)	(1,012.4)
Operating earnings before financial services	145.2	123.6	535.6	460.5

Financial services revenue	59.4	47.4	214.9	181.0
Financial services expenses	(17.2)	(14.4)	(65.8)	(55.3)
Operating earnings from financial services	42.2	33.0	149.1	125.7

Operating earnings	187.4	156.6	684.7	586.2
Interest expense	(13.8)	(14.3)	(52.9)	(56.1)
Other income (expense) – net	(0.2)	(0.8)	(0.9)	(3.9)
Earnings before income taxes and equity earnings	173.4	141.5	630.9	526.2
Income tax expense	(54.9)	(44.6)	(199.5)	(166.7)
Earnings before equity earnings	118.5	96.9	431.4	359.5
Equity earnings, net of tax	0.2	-	0.7	0.2
Net earnings	118.7	96.9	432.1	359.7
Net earnings attributable to noncontrolling interests	(2.5)	(2.4)	(10.2)	(9.4)
Net earnings attributable to Snap-on Inc.	$116.2	$94.5	$421.9	$350.3

Net earnings per share attributable to Snap-on Inc.:
Basic	$2.00	$1.63	$7.26	$6.02
Diluted	1.97	1.60	7.14	5.93

Weighted-average shares outstanding:
Basic	58.1	58.1	58.1	58.2
Effect of dilutive securities	1.0	1.0	1.0	0.9
Diluted	59.1	59.1	59.1	59.1

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Fourth Quarter		Full Year
	2014	2013	2014	2013

Net sales:
Commercial & Industrial Group	$298.2	$283.2	$1,174.8	$1,091.0
Snap-on Tools Group	387.5	351.1	1,455.2	1,358.4
Repair Systems & Information Group	282.8	264.6	1,095.2	1,009.6
Segment net sales	968.5	898.9	3,725.2	3,459.0
Intersegment eliminations	(111.1)	(101.4)	(447.5)	(402.5)
Total net sales	$857.4	$797.5	$3,277.7	$3,056.5
Financial Services revenue	59.4	47.4	214.9	181.0
Total revenues	$916.8	$844.9	$3,492.6	$3,237.5

Operating earnings:
Commercial & Industrial Group	$40.5	$37.1	$158.6	$137.3
Snap-on Tools Group	63.9	51.0	223.1	194.6
Repair Systems & Information Group	65.2	60.8	251.2	231.9
Financial Services	42.2	33.0	149.1	125.7
Segment operating earnings	211.8	181.9	782.0	689.5
Corporate	(24.4)	(25.3)	(97.3)	(103.3)
Operating earnings	$187.4	$156.6	$684.7	$586.2
Interest expense	(13.8)	(14.3)	(52.9)	(56.1)
Other income (expense) – net	(0.2)	(0.8)	(0.9)	(3.9)
Earnings before income taxes and equity earnings	$173.4	$141.5	$630.9	$526.2

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Fiscal Year End
	2014	2013

Assets
Cash and cash equivalents	$132.9	$217.6
Trade and other accounts receivable – net	550.8	531.6
Finance receivables – net	402.4	374.6
Contract receivables – net	74.5	68.4
Inventories – net	475.5	434.4
Deferred income tax assets	101.0	85.4
Prepaid expenses and other assets	121.5	84.2
Total current assets	1,858.6	1,796.2

Property and equipment – net	404.5	392.5
Deferred income tax assets	93.2	57.1
Long-term finance receivables – net	650.5	560.6
Long-term contract receivables – net	242.0	217.1
Goodwill	810.7	838.8
Other intangibles – net	203.3	190.5
Other assets	47.3	57.2
Total assets	$4,310.1	$4,110.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$56.6	$113.1
Accounts payable	145.0	155.6
Accrued benefits	53.8	48.1
Accrued compensation	99.2	95.5
Franchisee deposits	65.8	59.4
Other accrued liabilities	298.3	243.7
Total current liabilities	718.7	715.4

Long-term debt	862.7	858.9
Deferred income tax liabilities	159.2	143.8
Retiree health care benefits	42.5	41.7
Pension liabilities	217.9	135.8
Other long-term liabilities	83.8	84.0
Total liabilities	2,084.8	1,979.6

Equity
Shareholders' equity attributable to Snap-on Inc.
Common stock	67.4	67.4
Additional paid-in capital	254.7	225.1
Retained earnings	2,637.2	2,324.1
Accumulated other comprehensive loss	(248.2)	(44.8)
Treasury stock at cost	(503.3)	(458.6)
Total shareholders' equity attributable to Snap-on Inc.	2,207.8	2,113.2
Noncontrolling interests	17.5	17.2
Total equity	2,225.3	2,130.4
Total liabilities and equity	$4,310.1	$4,110.0

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Fourth Quarter
	2014	2013
Operating activities:
Net earnings	$118.7	$96.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	14.2	12.9
Amortization of other intangibles	6.3	6.1
Provision for losses on finance receivables	7.6	5.4
Provision for losses on non-finance receivables	3.6	2.5
Stock-based compensation expense	10.8	9.6
Excess tax benefits from stock-based compensation	(3.6)	(3.3)
Deferred income tax provision	6.3	6.7
Loss on sale of assets	0.2	-
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	4.3	(14.2)
Increase in contract receivables	(5.8)	(2.3)
(Increase) decrease in inventories	(3.6)	3.5
(Increase) decrease in prepaid and other assets	(18.7)	15.2
Decrease in accounts payable	(23.6)	(8.3)
Decrease in accruals and other liabilities	(19.5)	(8.2)
Net cash provided by operating activities	97.2	122.5

Investing activities:
Additions to finance receivables	(197.0)	(168.9)
Collections of finance receivables	166.3	135.1
Capital expenditures	(17.3)	(19.9)
Disposal of property and equipment	0.2	7.7
Other	1.8	1.5
Net cash used by investing activities	(46.0)	(44.5)

Financing activities:
Proceeds from short-term borrowings	-	1.7
Repayments of short-term borrowings	-	(1.9)
Net decrease in other short-term borrowings	(1.5)	(4.0)
Cash dividends paid	(30.8)	(25.5)
Purchases of treasury stock	(11.8)	(15.1)
Proceeds from stock purchase and option plans	2.2	1.3
Excess tax benefits from stock-based compensation	3.6	3.3
Other	(2.9)	(2.5)
Net cash used by financing activities	(41.2)	(42.7)

Effect of exchange rate changes on cash and cash equivalents	(1.8)	(0.2)
Increase in cash and cash equivalents	8.2	35.1

Cash and cash equivalents at beginning of period	124.7	182.5
Cash and cash equivalents at end of year	$132.9	$217.6

Supplemental cash flow disclosures:
Cash paid for interest	$(1.7)	$(1.6)
Net cash paid for income taxes	(55.3)	(45.6)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
(unaudited)

	Full Year
	2014	2013
Operating activities:
Net earnings	$432.1	$359.7
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	54.8	51.2
Amortization of other intangibles	24.7	25.5
Provision for losses on finance receivables	27.4	20.4
Provision for losses on non-finance receivables	14.3	10.4
Stock-based compensation expense	38.1	38.5
Excess tax benefits from stock-based compensation	(13.9)	(9.8)
Deferred income tax provision	3.2	9.5
Loss on sale of assets	0.4	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in trade and other accounts receivable	(57.4)	(42.0)
Increase in contract receivables	(37.5)	(33.7)
Increase in inventories	(61.1)	(32.0)
Increase in prepaid and other assets	(50.9)	(10.3)
Increase (decrease) in accounts payable	(7.0)	8.4
Increase (decrease) in accruals and other liabilities	30.7	(3.2)
Net cash provided by operating activities	397.9	392.6

Investing activities:
Additions to finance receivables	(746.2)	(651.3)
Collections of finance receivables	591.4	508.8
Capital expenditures	(80.6)	(70.6)
Acquisitions of businesses	(41.3)	(38.2)
Disposal of property and equipment	0.8	8.4
Other	2.7	(7.5)
Net cash used by investing activities	(273.2)	(250.4)

Financing activities:
Repayment of long-term debt	(100.0)	-
Proceeds from short-term borrowings	4.9	3.3
Repayments of short-term borrowings	(1.6)	(2.4)
Net increase in other short-term borrowings	41.7	8.1
Cash dividends paid	(107.6)	(92.0)
Purchases of treasury stock	(79.3)	(82.6)
Proceeds from stock purchase and option plans	33.0	29.2
Excess tax benefits from stock-based compensation	13.9	9.8
Other	(11.9)	(11.2)
Net cash used by financing activities	(206.9)	(137.8)

Effect of exchange rate changes on cash and cash equivalents	(2.5)	(1.3)
Increase (decrease) in cash and cash equivalents	(84.7)	3.1

Cash and cash equivalents at beginning of year	217.6	214.5
Cash and cash equivalents at end of year	$132.9	$217.6

Supplemental cash flow disclosures:
Cash paid for interest	$(52.8)	$(55.5)
Net cash paid for income taxes	(191.2)	(162.9)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fourth Quarter		Fourth Quarter
	2014	2013	2014	2013

Net sales	$857.4	$797.5	$-	$-
Cost of goods sold	(446.1)	(419.0)	-	-
Gross profit	411.3	378.5	-	-
Operating expenses	(266.1)	(254.9)	-	-
Operating earnings before financial services	145.2	123.6	-	-

Financial services revenue	-	-	59.4	47.4
Financial services expenses	-	-	(17.2)	(14.4)
Operating earnings from financial services	-	-	42.2	33.0

Operating earnings	145.2	123.6	42.2	33.0
Interest expense	(13.6)	(14.1)	(0.2)	(0.2)
Intersegment interest income (expense) – net	15.3	12.5	(15.3)	(12.5)
Other income (expense) – net	(0.2)	(0.8)	-	-
Earnings before income taxes and equity earnings	146.7	121.2	26.7	20.3
Income tax expense	(45.1)	(37.2)	(9.8)	(7.4)
Earnings before equity earnings	101.6	84.0	16.9	12.9
Financial services – net earnings
attributable to Snap-on Inc.	16.9	12.9	-	-
Equity earnings, net of tax	0.2	-	-	-
Net earnings	118.7	96.9	16.9	12.9
Net earnings attributable to noncontrolling interests	(2.5)	(2.4)	-	-
Net earnings attributable to Snap-on Inc.	$116.2	$94.5	$16.9	$12.9

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Full Year		Full Year
	2014	2013	2014	2013

Net sales	$3,277.7	$3,056.5	$-	$-
Cost of goods sold	(1,693.4)	(1,583.6)	-	-
Gross profit	1,584.3	1,472.9	-	-
Operating expenses	(1,048.7)	(1,012.4)	-	-
Operating earnings before financial services	535.6	460.5	-	-

Financial services revenue	-	-	214.9	181.0
Financial services expenses	-	-	(65.8)	(55.3)
Operating earnings from financial services	-	-	149.1	125.7

Operating earnings	535.6	460.5	149.1	125.7
Interest expense	(52.2)	(54.6)	(0.7)	(1.5)
Intersegment interest income (expense) – net	56.7	47.7	(56.7)	(47.7)
Other income (expense) – net	(0.8)	(4.0)	(0.1)	0.1
Earnings before income taxes and equity earnings	539.3	449.6	91.6	76.6
Income tax expense	(165.8)	(138.6)	(33.7)	(28.1)
Earnings before equity earnings	373.5	311.0	57.9	48.5
Financial services – net earnings
attributable to Snap-on Inc.	57.9	48.5	-	-
Equity earnings, net of tax	0.7	0.2	-	-
Net earnings	432.1	359.7	57.9	48.5
Net earnings attributable to noncontrolling interests	(10.2)	(9.4)	-	-
Net earnings attributable to Snap-on Inc.	$421.9	$350.3	$57.9	$48.5

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Fiscal Year End		Fiscal Year End
	2014	2013	2014	2013

Assets
Cash and cash equivalents	$132.8	$214.4	$0.1	$3.2
Intersegment receivables	16.0	15.3	-	-
Trade and other accounts receivable – net	550.5	531.1	0.3	0.5
Finance receivables – net	-	-	402.4	374.6
Contract receivables – net	7.6	7.0	66.9	61.4
Inventories – net	475.5	434.4	-	-
Deferred income tax assets	85.4	71.1	15.6	14.3
Prepaid expenses and other assets	125.5	88.1	0.9	1.3
Total current assets	1,393.3	1,361.4	486.2	455.3

Property and equipment – net	403.4	390.9	1.1	1.6
Investment in Financial Services	218.9	193.7	-	-
Deferred income tax assets	92.9	56.8	0.3	0.3
Intersegment long-term notes receivable	232.1	9.6	-	-
Long-term finance receivables – net	-	-	650.5	560.6
Long-term contract receivables – net	12.8	12.0	229.2	205.1
Goodwill	810.7	838.8	-	-
Other intangibles – net	203.3	190.5	-	-
Other assets	50.9	58.9	1.0	1.1
Total assets	$3,418.3	$3,112.6	$1,368.3	$1,224.0

Liabilities and Equity
Notes payable and current maturities of long-term debt	$56.6	$13.1	$-	$100.0
Accounts payable	144.7	150.7	0.3	4.9
Intersegment payables	-	-	16.0	15.3
Accrued benefits	53.8	48.1	-	-
Accrued compensation	95.2	91.9	4.0	3.6
Franchisee deposits	65.8	59.4	-	-
Other accrued liabilities	285.0	229.5	18.2	22.2
Total current liabilities	701.1	592.7	38.5	146.0

Long-term debt and intersegment long-term debt	-	-	1,094.8	868.5
Deferred income tax liabilities	158.6	142.7	0.6	1.1
Retiree health care benefits	42.5	41.7	-	-
Pension liabilities	217.9	135.8	-	-
Other long-term liabilities	72.9	69.3	15.5	14.7
Total liabilities	1,193.0	982.2	1,149.4	1,030.3

Total shareholders' equity attributable to Snap-on Inc.	2,207.8	2,113.2	218.9	193.7
Noncontrolling interests	17.5	17.2	-	-
Total equity	2,225.3	2,130.4	218.9	193.7
Total liabilities and equity	$3,418.3	$3,112.6	$1,368.3	$1,224.0

* Snap-on Inc. with Financial Services on the equity method.
Transactions between the Operations and Financial Services businesses were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561